                                  EXHIBIT 2.1










                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                eMACHINES, INC.

                          eMACHINES ACQUISITION CORP.

                                      AND

                                 FREEPC, INC.













                         Dated as of November 24, 1999

                               TABLE OF CONTENTS

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                                                                                                               Page
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ARTICLE I THE MERGER........................................................................................     2

     1.1    The Merger......................................................................................     2
     1.2    Effective Time; Closing.........................................................................     2
     1.3    Effect of the Merger............................................................................     2
     1.4    Certificate of Incorporation; Bylaws............................................................     2
     1.5    Directors and Officers..........................................................................     2
     1.6    Effect on Capital Stock.........................................................................     3
     1.7    Dissenting Shares...............................................................................     5
     1.8    Surrender of Certificates.......................................................................     5
     1.9    No Further Ownership Rights in Company Common Stock.............................................     7
     1.10   Lost, Stolen or Destroyed Certificates..........................................................     7
     1.11   Tax Consequences................................................................................     7
     1.12   Legends.........................................................................................     7
     1.13   Taking of Necessary Action; Further Action......................................................     7
     1.14   Certain Securities Law Matters..................................................................     7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................     8

     2.1    Organization of the Company.....................................................................     8
     2.2    Capital Structure...............................................................................     9
     2.3    Subsidiaries....................................................................................    10
     2.4    Authority.......................................................................................    10
     2.5    Company Financial Statements....................................................................    11
     2.6    No Undisclosed Liabilities......................................................................    11
     2.7    No Changes......................................................................................    11
     2.8    Tax and Other Returns and Reports...............................................................    13
     2.9    Restrictions on Business Activities.............................................................    14
     2.10   Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment..................    14
     2.11   Intellectual Property...........................................................................    15
     2.12   Agreements, Contracts and Commitments...........................................................    18
     2.13   Interested Party Transactions...................................................................    20
     2.14   Governmental Authorization......................................................................    20
     2.15   Litigation......................................................................................    20
     2.16   Accounts Receivable.............................................................................    20
     2.17   Minute Books....................................................................................    20
     2.18   Environmental...................................................................................    21
     2.19   Labor Matters...................................................................................    21
     2.20   Insurance.......................................................................................    22
     2.21   Compliance With Laws............................................................................    22
     2.22   Complete Copies of Materials....................................................................    22
     2.23   Employee Benefit Plans..........................................................................    22
     2.24   No Commitments Regarding Future Products........................................................    24
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                               TABLE OF CONTENTS
                                  (continued)

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     2.25   Third Party Consents............................................................................    24
     2.26   Brokers' and Finders' Fees......................................................................    24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................................    24

     3.1    Organization, Standing and Power................................................................    25
     3.2    Capital Structure...............................................................................    25
     3.3    Authority.......................................................................................    26
     3.4    Parent Financial Statements.....................................................................    26
     3.5    Broker's and Finders' Fees......................................................................    26
     3.6    No Material Adverse Change......................................................................    26
     3.7    Litigation......................................................................................    27
     3.8    Title to Property and Assets....................................................................    27
     3.9    Material Contracts and Other Commitments........................................................    27
     3.10   Proprietary Rights..............................................................................    27
     3.11   No Conflict of Interest.........................................................................    28
     3.12   Employee Benefit Plans..........................................................................    28
     3.13   Tax Returns and Payments........................................................................    28
     3.14   Labor Agreements and Actions....................................................................    29
     3.15   Permits.........................................................................................    29
     3.16   Corporate Documents.............................................................................    29
     3.17   Insurance.......................................................................................    29
     3.18   Year 2000 Compatibility.........................................................................    29
     3.19   Customers and Suppliers.........................................................................    29
     3.20   Complete Copies of Materials....................................................................    30

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................................    30

     4.1    Conduct of Business of the Company..............................................................    30
     4.2    No Solicitation.................................................................................    32
     4.3    Conduct of Business of Parent...................................................................    33

ARTICLE V ADDITIONAL AGREEMENTS.............................................................................    34

     5.1    Stockholder Approval............................................................................    34
     5.2    Access to Information...........................................................................    34
     5.3    Confidentiality.................................................................................    35
     5.4    Expenses........................................................................................    35
     5.5    Public Disclosure...............................................................................    35
     5.6    Consents........................................................................................    35
     5.7    FIRPTA Compliance...............................................................................    36
     5.8    Blue Sky Laws...................................................................................    36
     5.9    Best Efforts; Additional Documents and Further Assurances.......................................    36
     5.10   Stock Options...................................................................................    36
     5.11   Employment Contracts with Key Employees.........................................................    37


                               TABLE OF CONTENTS
                                  (continued)


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     5.12   Rights Agreement................................................................................     37
     5.13   Severance Policies; Benefit Plans...............................................................     37
     5.14   Updated Information Regarding the Company and the Subsidiary....................................     38
     5.15   Updated Information Regarding Parent............................................................     38
     5.16   Amendment to Parent's Charter...................................................................     38

ARTICLE VI CONDITIONS TO THE MERGER.........................................................................     38

     6.1    Conditions to Obligations of Each Party to Effect the Merger....................................     38
     6.2    Additional Conditions to Obligations of Company.................................................     39
     6.3    Additional Conditions to the Obligations of Parent and Merger Sub...............................     40

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............................................................     41

     7.1    Termination.....................................................................................     41
     7.2    Effect of Termination...........................................................................     42
     7.3    Amendment.......................................................................................     42
     7.4    Extension; Waiver...............................................................................     42

ARTICLE VIII GENERAL PROVISIONS.............................................................................     42

     8.1    Notices.........................................................................................     42
     8.2    Interpretation..................................................................................     43
     8.3    Counterparts....................................................................................     43
     8.4    Miscellaneous...................................................................................     43
     8.5    Governing Law...................................................................................     44
     8.6    Rules of Construction...........................................................................     44
     8.7    Nonsurvival of Representations and Warranties...................................................     44
     8.8    Validity........................................................................................     44
     8.9    Descriptive Headings............................................................................     44
     8.10   Specific Performance............................................................................     44

                               INDEX OF EXHIBITS

Exhibit                   Description
-------                   -----------


A                   Certificate of Merger

B                   Certificate of Incorporation of Surviving Corporation

C                   Rights and Restrictions Agreement

D                   Form of Warrant

E                   Parent Charter Amendment

F-A, F-B, and F-C   Tax Representation Letters

Schedule
--------

5.11                Key Employees

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 24, 1999, by and among eMACHINES, INC., a Delaware corporation ("Parent"), eMACHINES ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and FREEPC, INC., a Delaware corporation (the "Company").

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, (i) the outstanding shares of common stock of the Company, par value of $0.001 per share ("Company Common Stock"), shall be converted into the right to receive (x) shares of common stock, par value $0.0000125, of Parent ("Parent Common Stock") and (x) warrants to purchase additional Parent Common Stock ("Warrants"), (ii) the preferred stock, series A, par value of $0.001 per share, of the Company ("Company Preferred Series A Stock") shall be converted into the right to receive shares of preferred stock, series B, par value $0.01, of Parent ("Parent Preferred Series B Stock") and Warrants, and (iii) the Preferred Stock, Series B, par value $0.001 per share, of the Company ("Company Preferred Series B Stock", and collectively with the Company Series A Preferred Stock, the "Company Preferred Stock") shall be converted into shares of preferred stock, series C, par value $0.01, of Parent ("Parent Preferred Series C Stock" and collectively with the Parent Preferred Series B Stock and the preferred stock, series A of the Parent, the "Parent Preferred Stock") and Warrants, in each case, in the manner and on the terms set forth herein. Company Common Stock and Company Preferred Stock are herein referred to collectively as "Company Stock." Parent Common Stock and Parent Preferred Stock are herein referred to collectively as "Parent Stock."

     C. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     E. The parties intend that the Merger be treated as a "purchase" transaction for accounting and financial reporting purposes.

     NOW, THEREFORE, in consideration of the mutual covenants, premises, warranties and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing.  As promptly as practicable after the
          -----------------------
satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by causing a properly executed certificate of merger in the form attached hereto as Exhibit A (the "Merger
                                                     ---------
Certificate"), to be filed with the Secretary of State of the State of Delaware in accordance with the Delaware Law on the Closing Date (as defined below). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware in accordance with Delaware Law or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time"). The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article VI at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94303-1050, unless another time, date or place is agreed to in writing by the parties hereto.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Article I, the Merger Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Surviving Corporation, shall be in the form attached hereto as Exhibit B until thereafter
                                                     ---------
amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.5  Directors and Officers.  The sole director of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be Stephen Dukker, to hold office in accordance with the Certificate of

Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall consist of Stephen Dukker as President and Treasurer and Donald La Vigne as Secretary, which individuals will hold the offices set forth opposite their respective names in
Section 1.5 of the Parent Disclosure Letter, in each case, until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, the Company or the holders of any of the outstanding shares of the Company or Merger Sub:

          (a)  Conversion of Company Common Stock. Each share of Company Common
               ----------------------------------
Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive (i) a number of fully paid and non-assessable shares of Parent Common Stock equal to the product of 0.7 and the Exchange Ratio (as defined in Section 1.6(h)) and (ii) a Warrant to purchase a number of shares of Parent Common Stock equal to the product of 0.3 and the Exchange Ratio, which Warrant shall be in the form attached hereto as Exhibit D.
                            ---------

          (b)  Conversion of Company Preferred Series A Stock. Each share of
               ----------------------------------------------
Company Preferred Series A Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Series A Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive (i) a number of fully paid and non-assessable shares of Parent Preferred Series B Stock equal to the product of
0.7 multiplied by the Series B Exchange Ratio (as defined in Section 1.6(h)) and
(ii) a Warrant to purchase a number of shares of Parent Common Stock equal to the product of 0.3 multiplied by the Series B Exchange Ratio.

          (c)  Conversion of Company Preferred Series B Stock. Each share of
               ----------------------------------------------
Company Preferred Series B Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Series B Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive (i) a number of fully paid and non-assessable shares of Parent Preferred Series C Stock equal to the product of
0.7 multiplied by the Series C Exchange Ratio (as defined in Section 1.6(h))and
(ii) a Warrant to purchase a number of shares of Parent Common Stock equal to the product of 0.3 multiplied by the Series C Exchange Ratio.

          (d)  Cancellation of Parent-Owned and Merger Sub-Owned Stock. Each
               -------------------------------------------------------
share of Company Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (e)  Capital Stock of Merger Sub. Each share of common stock, no par
               ---------------------------
value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, subdivision, reclassification, combination, recapitalization or other like change with respect to Parent Stock or Company Stock occurring after the date hereof and prior to the Effective Time.

          (g)  Fractional Shares. No fraction of a share of Parent Stock will be
               -----------------
issued, but in lieu thereof, each holder of shares of Company Stock who would otherwise be entitled to a fraction of a share of Parent Stock (after aggregating all fractional shares of Parent Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the per share value of the applicable class of Parent Stock as of the Effective Time , as determined in good faith by the Board of Directors of the Parent. If the number of shares of Parent Common Stock to which a Warrant would otherwise entitle the holder thereof to purchase is not a whole number (after aggregating all fractional shares that would otherwise be issuable pursuant to Warrants to be received by such holder), then such number shall be rounded up to the next whole number.

          (h)  Definitions. For purposes of this Agreement, the following terms
               -----------
shall have the definitions set forth below:

               "Company Stock Amount", as of a time of determination, means the total number of shares of Company Common Stock outstanding as of such time. For purposes of calculating such number, all shares of Company Common Stock issuable upon conversion, exchange or exercise of other securities or rights outstanding at such time (treating such securities as if fully vested, exercisable, convertible or exchangeable) shall be included in such total as if issued and outstanding at such time.

               "Exchange Ratio" means an amount equal to (a) the product of 0.25 multiplied by the Parent Common Stock Amount immediately prior to the Effective Time divided by (b) the product of 0.75 multiplied by the Company Stock Amount immediately prior to the Effective Time.

               "Parent Common Stock Amount", as of a time of determination, means the total number of shares of Parent Common Stock issued and outstanding as of such time. For purposes of calculating such number, all shares of Parent Common Stock issuable upon conversion, exchange or exercise of other securities or rights outstanding at such time (treating such securities as if fully vested, exercisable, convertible or exchangeable), shall be included in such total as if issued and outstanding at such time.

               "Series B Exchange Ratio" means an amount equal to the product of
          (a) the Exchange Ratio multiplied by (b) the conversion ratio at which Company Preferred

          Series A Stock may be converted into Company Common Stock in accordance with the Certificate of Incorporation of Company in effect immediately prior to the Effective Time.

               "Series C Exchange Ratio" means an amount equal to the product of
          (a) the Exchange Ratio multiplied by (b) the conversion ratio at which Company Preferred Series B Stock may be converted into Company Common Stock in accordance with the Certificate of Incorporation of Company in effect immediately prior to the Effective Time.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants, pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants, to which such stockholder would otherwise be entitled under Section
1.6 and payment for fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company for appraisal of Company Stock pursuant to the applicable provisions of Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. Prior to the Effective Time, Parent shall appoint
               --------------
an agent (which may be Parent) to act as exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide Parent Stock and Warrants. Promptly after the
               -------------------------------------------
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I (i) certificates representing the appropriate number of shares of Parent Common Stock, (ii) the Warrants issuable pursuant to
Section 1.6 and (iii) cash to be paid in lieu of fractional shares of Parent Common Stock.

          (c)  Exchange Procedures. Promptly after the Effective Time, the
               -------------------
Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Stock whose shares were converted into the right to receive shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form as Parent may reasonably specify, (ii) a form of qualified investor representation letter containing an acknowledgement of the qualified investor representations set forth in Section 1.14 hereof (and which shall be in such form as shall be deemed reasonably necessary), and (iii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and qualified investor representation letter, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (except to the extent provided in Section 1.8(d) below), to evidence the right to receive the number of full shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants into which such shares of Company Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock.

          (e)  Transfers of Ownership. If any certificate for shares of Parent
               ----------------------
Stock or any Warrant is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Stock or a Warrant in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.8, to the fullest extent permitted by applicable law, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Stock, Warrants or Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Stock and all Warrants issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash for Dissenting Stockholders and fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Stock, Warrants and cash for fractional shares, if any, as may be required pursuant to
Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent (or take such other action, including delivery of a bond, as any transfer agent for Parent may require) against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax Consequences.  It is intended by the parties hereto that the
          ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     1.12 Legends.  Each Certificate shall contain legends in form satisfactory
          -------
to Parent and the Company to the effect that the securities represented by such Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), may not be transferred except in compliance with applicable securities laws, and, in the case of the Parent Preferred Series B Stock and Parent Preferred Series C Stock, are subject to the Rights and Restrictions Agreement (the "Rights Agreement"), in the form attached hereto as Exhibit C.
---------

     1.13 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.14 Certain Securities Law Matters.  The Parent Securities to be issued
          ------------------------------
pursuant to this Agreement shall not be registered under the Securities Act in reliance upon Section 4 (2) of the Securities Act or such other exemption as Parent and its counsel shall elect.

          (a) Prior to the Effective Time, the Company shall use its best efforts to obtain from each holder (for purposes of this Section 1.14, the "Holders") of shares of Company Stock which are to be converted into shares of Parent Common Stock or Parent Preferred Stock, as the case may be, and Warrants (collectively, the "Parent Securities") a qualified representation letter in such form as may be agreed to by the Company and Parent, and in any event containing the following representations:

               (i) The Holder is acquiring the Parent Securities for investment for holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

               (ii) The Holder acknowledges and understands that the Parent Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Holder's representation was predicated solely upon a present intention to hold these Parent Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Parent Securities, or for a period of one year or any other fixed period in the future. Holder further understands that the Parent Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Parent Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, subject to such qualifications and exceptions as are set forth in a disclosure letter delivered prior to the date hereof signed by the Company and acknowledged by the Parent and Merger Sub (the "Company Disclosure Letter"), as follows:

     2.1  Organization of the Company.  Each of the Company and the Subsidiary
          ---------------------------
(as defined in Section 2.3 of the Company Disclosure Letter) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Subsidiary has the corporate power to own its property and to carry on its business as now being conducted and as currently proposed to be conducted by the Company or the Subsidiary, as the case may be. Each of the Company and the Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" when used with respect to any entity means (a) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of such entity and its subsidiaries, if any, taken as a whole, or on the ability of the Surviving Corporation following the Merger to continue the business of the Company and the Subsidiary substantially as currently conducted (without the loss of any material rights), or (b) a material impairment in the ability of such entity to perform any of its obligations under this Agreement or to consummate the Merger. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of the Subsidiary (or in either case similar governing instruments), each as amended to date, to Parent or its counsel.

     2.2  Capital Structure
          -----------------

          (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, par value $0.001; (ii) 10,000,000 shares of Company Series A Preferred Stock, par value $0.001; and (iii) 7,000,000 shares of Company Series B Preferred Stock, par value $0.001. As of the date hereof, the conversion price applicable to the Company Series A Preferred Stock was $0.01 and the conversion price applicable to the Company Series B Preferred Stock was $5.00. Each share of Company Series A Preferred Stock is convertible into one share of Company Common Stock and each share of Company Series B Preferred Stock is convertible into one share of Company Common Stock. Upon the filing of the amendment to the Company's Certificate of Incorporation contemplated by this Agreement, none of the Merger or the other transactions contemplated by this Agreement will constitute a liquidation or other event giving rise to any rights to payment to holders of the Company Preferred Stock under the Company's Certificate of Incorporation.

          (b) The authorized capital stock of the Subsidiary consists of 1,000 shares of Common Stock, par value $.001, all of which are owned of record by the Company. All outstanding shares of Common Stock of the Subsidiary have been issued in compliance with all federal and state securities laws.

          (c) As of the date hereof: (i) there are 3,407,203 shares of the Company Common Stock issued and outstanding held by the persons at the residence or office address, and in the amounts, set forth under Section 2.2 of the Company Disclosure Letter, (ii) there are 9,250,000 shares of the Company Series A Preferred Stock issued and outstanding held by the persons at the residence or office addresses, and in the amounts, set forth under Section 2.2 of the Company Disclosure Letter and (iii) there are 6,780,000 shares of the Company Series B Preferred Stock issued and outstanding held by the persons at the residence or office addresses, and in the amounts, set forth under Section 2.2 of the Company Disclosure Letter. All outstanding shares of Company Stock are duly authorized, validly issued, fully paid and non-assessable and, except as disclosed in
Section 2.2 of the Company Disclosure Letter, are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Stock and all outstanding options or other rights to purchase Company Stock have been issued in compliance with all federal and state securities laws. The Company has reserved 4,233,062 shares of Company Common Stock for issuance to employees and consultants pursuant to the Company's Stock Option Plans, of which 92,528 shares have been exercised, and 2,467,832 shares are subject to outstanding, unexercised options. Section 2.2 of the Company Disclosure Letter also sets forth a true, correct and complete list of all outstanding options for Company Stock (which, for each outstanding option, sets forth the name and address of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option is exercisable and, if the exercisability of such option will be or is required to be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration). Except as set forth in
Section 2.2 of the Company Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or the Subsidiary is a party or by which either is bound obligating the Company or the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or the Subsidiary or obligating the Company or the Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 2.2 of the Company Disclosure Letter, there are no registration rights and, to the Company's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of stock of the Company or the Subsidiary.

     2.3  Subsidiaries.  Except for the Subsidiary (as defined in Section 2.3 of
          ------------
the Company Disclosure Letter), neither the Company nor the Subsidiary has or has ever had any subsidiaries or affiliated companies and neither otherwise owns or has ever otherwise owned any shares of stock or any interest in, or control of, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

     2.4  Authority.  The Company has all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and the other transactions contemplated hereby by the Company's stockholders as contemplated by Section 6.1(a). The affirmative vote of the holders of at least a majority (but not necessarily all such holders) of the outstanding shares of each of the Company Series A Preferred Stock and the Company Series B Preferred Stock, in each case voting separately as a class, is required to approve and adopt the amendment to the Certificate of Incorporation of the Company (the "Amended Company Charter") necessary for the Company to consummate the transactions set forth herein. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of any provision of the Amended Company Charter, or Bylaws of the Company, or the Certificate of Incorporation or Bylaws of the Subsidiary, (ii) except as set forth in Section
2.4 of the Company Disclosure Letter, result in any breach of or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any mortgage, indenture, lease, contract or other agreement or instrument (including, without limitation, any permit, concession, franchise or license), or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary or its properties or assets, except, in the case of clauses (ii) and (iii), for breaches, defaults, conflicts or violations in which would not have a Material Adverse Effect on the Company and the Subsidiary. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company and the Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, the laws of any foreign country and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and
(iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company or its ability to consummate the Merger.

     2.5  Company Financial Statements.
          ----------------------------

          (a) The Company Disclosure Letter includes a true, correct and complete copy of the Company's and the Subsidiary's audited consolidated financial statements (balance sheets, income statements and statements of cash flow) as of and for the fiscal year ended December 31, 1998 and for the five month period ended December 31, 1997 and the Company's and the Subsidiary's unaudited consolidated financial statements for the nine months ended September 30, 1999 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited financial statements for the nine months ended September 30, 1999 do not contain the notes necessary to be in accordance with generally accepted accounting principles). The Company Financial Statements present fairly the consolidated financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in the aggregate. The unaudited balance sheet of the Company and the Subsidiary as of September 30, 1999 is hereinafter referred to as the "Company Balance Sheet."

          (b) The financial projections with respect to the Company (and not the combined business of the Company and the Parent) previously prepared by the Company and delivered to Parent (the "Projections"), were prepared in good faith, based on assumptions the Company deems reasonable.

     2.6  No Undisclosed Liabilities.  There are no liabilities of the Company
          --------------------------
or the Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed or provided for in the Company Balance Sheet; (ii) liabilities which individually or in the aggregate are not material to the Company; (iii) liabilities under this Agreement or disclosed in the Company Disclosure Letter and (iv) operating expenses, trade payables, borrowings under existing credit agreements or obligations for the purchase of capital assets consistent with Section 4.1(b) made or incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices.

     2.7  No Changes.  Since the date of the Company Balance Sheet there has not
          ----------
been, occurred or arisen any:

          (a) transaction by the Company or the Subsidiary except in the ordinary course of business as conducted on that date;

          (b) capital expenditures by the Company or the Subsidiary aggregating more than $50,000;

          (c) destruction, damage to, or loss of any assets (including, without limitation, intangible assets, but excluding all computers distributed to, and in the possession of the Company's users in the ordinary course of the Company's business) of the Company or the Subsidiary (whether or not covered by insurance), either individually or in the aggregate, exceeding $50,000;

          (d) pending or, to the Company's or the Subsidiary's knowledge, threatened charge or complaint of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Company or the Subsidiary;

          (f) declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of the Company or the Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares, other than repurchases of stock from former employees, director and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company or the Subsidiary;

          (g) except as set forth in Section 2.7(g) of the Company Disclosure Letter, increase in the salary or other compensation payable or to become payable by the Company or the Subsidiary to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company or the Subsidiary of a bonus or other additional salary or compensation to any such person except in connection with and pursuant to existing bonus plans;

          (h) except as set forth in Section 2.7(h) of the Company Disclosure Letter, acquisition (other than capital expenditures referenced in Section 2.7(b)), sale or transfer of any asset of the Company or the Subsidiary except in the ordinary course of business and not in excess of $50,000;

          (i) except for contracts, agreements or licenses pursuant to which the aggregate of payments to become due from or to the Company or the Subsidiary is less than $50,000 and which are terminable on no more than 60 days' notice, or as set forth in Section 2.7(i) of the Company Disclosure Letter, formation, amendment or termination of any contract, agreement or license (including any distribution agreement) to which the Company or the Subsidiary is a party other than termination by the Company or the Subsidiary pursuant to the terms thereof;

          (j) except as set forth in Section 2.7(j) of the Company Disclosure Letter, loan by the Company or the Subsidiary to any person or entity, or guaranty by the Company or the Subsidiary of any loan;

          (k) except as set forth in Section 2.7(j) of the Company Disclosure Letter, waiver or release of any rights or claims of the Company or the Subsidiary, including any write-off or other compromise of any account receivable of the Company or the Subsidiary, in excess of $50,000 in the aggregate;

          (l) except as set forth in Section 2.7(l) of the Company Disclosure Letter, the commencement or notice or, to the knowledge of the Company or the Subsidiary, the threat of commencement of any governmental proceeding against or investigation of the Company or the Subsidiary or the affairs of either;

          (m) other event or condition of any character that has or might reasonably be expected to have a Material Adverse Effect on the Company;

          (n) issuance, sale or redemption by the Company or the Subsidiary of any of its shares or of any other of its securities, except (i) options disclosed in Section 2.2 of the Company Disclosure Letter, (ii) repurchases of stock from former employees, directors and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company and (iii) as otherwise disclosed in Section 2.7(n) of the Company Disclosure Letter; or

          (o) material change in pricing or royalties set or charged by the Company or the Subsidiary; or

          (p) any agreement (written, oral or otherwise) by the Company to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a) Each of the Company or the Subsidiary has accurately prepared and timely filed all material required federal, state, local and foreign returns, estimated tax reports, information statements and reports ("Returns") relating to any and all Taxes of the Company or the Subsidiary as the case may be, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities, including Taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations of the Company or the Subsidiary as the case may be, under any agreements or arrangements with any other person with respect to such amounts to the extent relevant to determining the tax liability of the Company or the Subsidiary as the case may be. Each of the Company and the Subsidiary has timely paid all material Taxes required to be paid with respect to the periods covered by such Returns and has withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other Taxes the Company or the Subsidiary as the case may be, is required to withhold. The accruals for the Company's and the Subsidiary's Taxes reflected in the financial statements of the Company and the Subsidiary are sufficient to discharge the Company's and the

Subsidiary's Taxes for all periods through the date of such financial statements. Each of the Company and the Subsidiary has properly paid or accrued on its books and records all Tax liabilities of the Company or the Subsidiary as the case may be, other than Taxes not yet due and payable. Neither the Company nor the Subsidiary is delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed or, to the Company's or the Subsidiary's knowledge, proposed against the Company or the Subsidiary as the case may be, nor has the Company or the Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of the Company or the Subsidiary is presently in progress. Neither the Company nor the subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes, other than Taxes not yet due and payable and Taxes which are adequately reserved for on the Company's or the Subsidiary's financial statements whether asserted or unasserted, known or unknown. Neither the Company nor the Subsidiary is (nor has it ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Neither the Company nor the Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Each of the Company and the Subsidiary has provided, or made available, to Parent or its legal counsel copies of all federal and state income and all sales and all periods ending on or after December 31, 1997. There are no liens on the assets of the Company or the Subsidiary relating to or attributable to Taxes other than Taxes not yet due and payable. Except as disclosed in Section 2.8 of the Company Disclosure Letter, neither the Company nor the Subsidiary, has any property that would be treated as being owned by persons other than the Company or the Subsidiary as the case may be, pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law. None of the Company's or the Subsidiary's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code. Except as disclosed in Section 2.8(a) of the Company Disclosure Letter, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or the Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 404 of the Code.

          (b) Neither the Company nor the Subsidiary is subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Return or any Governmental Entity to which it is subject with respect to Taxes, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     2.9  Restrictions on Business Activities.  There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon the Company or the Subsidiary which has or could reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiary, or which limits or could reasonably be expected to limit the freedom of the Company or the Subsidiary to own or acquire any property or engage in any business by the Company or the Subsidiary as currently conducted or as currently proposed to be conducted.

     2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment.
---------

     (a) Neither the Company nor the Subsidiary owns any real property. Section 2.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property leased by the Company or the Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All such leases are valid and effective in accordance with their respective terms, neither the Company nor the Subsidiary is in breach or default in any material respect under any such leases and, to the knowledge of the Company, no other party to any of such leases is in breach or default in any material respect thereof.

     (b) The Company and the Subsidiary each hold good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except (i) as reflected in the Company Financial Statements,
(ii) liens for current taxes not yet due and payable, (iii) such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, and (iv) as otherwise set forth in Section 2.10(b) of the Company Disclosure Letter.

     (c) Section 2.10(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by the Company or the Subsidiary, except individual pieces of equipment owned by the Company or the Subsidiary, with an individual value of less than $25,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company or the Subsidiary as the case may be, consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition except for ordinary wear and tear, (iv) regularly and properly maintained, (v) not obsolete, or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

     2.11  Intellectual Property.
           ---------------------

     (a) Except as set forth in Section 2.11(a) of the Company Disclosure Letter, the Company or the Subsidiary owns, or is licensed or otherwise irrevocably entitled to use rights to, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding the Commercial Software Rights (as defined in Section 2.11(e) below)) that are used or currently proposed to be used in the business of the Company or the Subsidiary as currently conducted or as currently proposed to be conducted within the two years following the date hereof (the "Company Intellectual Property Rights"), including without limitation in the "client" software installed on end-users' PCs, in the network software running the company's internet service, in the "adserver" software distributing advertisement to end-users' PCs, and in the advertisement optimizing and data reporting software collecting information from end-users and responding to such collected information.

     (b) Section 2.11(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's and the Subsidiary's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.

          (c) Section 2.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) any requests the Company or the Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and (ii) all material licenses, sublicenses and other agreements as to which the Company or the Subsidiary is a party and pursuant to which the Company or the Subsidiary or any other person is authorized to use any Company Intellectual Property Right or other trade secret material to the Company or the Subsidiary or any other person, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof (other than standard non-exclusive end user and non-exclusive distributor and reseller software license agreements (in each case, substantially in the Company's standard form for such agreement, a copy of which has been provided to the Parent or its counsel), none of which is material). The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on
Section 2.11(a) or Section 2.11(c) of the Company Disclosure Letter.

          (d) Except as set forth in Section 2.11(d) of the Company Disclosure Letter, the Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby. Except as set forth in Section 2.11(d) of the Company Disclosure Letter, the Company (or the Subsidiary, as the case may be) has the irrevocable, non-terminable and indeterminate right to use all of the Company Intellectual Property Rights that either does not own. Without limiting the generality of the foregoing, except as set forth in Section 2.11(d) of the Company Disclosure Letter, any Company Intellectual Property Rights that are licensed to the Company or the Subsidiary ("Licensed Rights") are licensed for an indeterminate term, are not terminable (whether as result of the consummation of the transactions contemplated hereby or for any reason) by the licensor, entitle the Company (or the Subsidiary, as the case may be) to freely sublicense the licensed rights to its distributors, agents, OEMs, customers, end users and other third parties or their respective transferees, do not obligate the Company (or the Subsidiary, as the case may be) to make any royalty or other payment to the licensor, and entitle the Company (or the Subsidiary, as the case may be) to access to the licensed source code in the event of any voluntary or involuntary event of bankruptcy of the licensor or if the licensor shall for any other reason not fulfill its obligations to the Company (or the Subsidiary, as the case may be) under the applicable license.

          (e) Except as set forth in Section 2.11(e) of the Company Disclosure Letter, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company or the Subsidiary, are threatened by any person nor, to the knowledge of the Company or the Subsidiary, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights.

          (f) All registered trademarks, service marks and copyrights held by the Company and the Subsidiary are valid and subsisting.

          (g) Neither the Company nor the Subsidiary is aware of any unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or the Subsidiary.

          (h) Except as set forth in Section 2.11(h) of the Company Disclosure Letter, neither the Company nor the Subsidiary has been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof, nor does either have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, the Company or the Subsidiary of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another. No Company Intellectual Property Right or product of the Company or the Subsidiary is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company or the Subsidiary.

          (i) There is no outstanding order, judgment, decree or stipulation on the Company or the Subsidiary, and the Company or the Subsidiary is not party to any agreement, restricting in any manner the licensing of the Company's products by the Company or the Subsidiary, as the case may be.

          (j) Neither the Company nor the Subsidiary has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Right other than pursuant to standard non-exclusive end user and non-exclusive distributor software license agreements (in each case, substantially in the Company's standard form, a copy of which has been provided to the Parent or its counsel) entered into in the ordinary course of business.

          (k) Each current and former employee of and consultant to the Company and each former employee of or consultant to the Subsidiary has signed the Company's standard form of Employment Confidential Information and Invention Assignment, a copy of which has been provided to the Parent and its counsel.

          (l) "Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company pursuant to end-user licenses and which are used in the Company's business but are in no way a component of or incorporated in any of the Company's products and related trademarks, technology and know-how. Neither the Company nor the Subsidiary has breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights or License Rights and has a valid right to use such Commercial Software Rights and License Rights under such license and agreements. Neither the Company nor the Subsidiary is, nor will either be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights or License Rights. No claims with respect to the Commercial Software Rights or License Rights have been asserted or, to the knowledge of the Company or the Subsidiary, are threatened by any person against the Company or the Subsidiary, nor is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or the Subsidiary infringes on any copyright, patent, trade mark, service mark or trade secret,
(ii) against the use by the Company or the Subsidiary of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business or the Subsidiary's business, each as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of the Company's or the Subsidiary's rights to use Commercial Software Rights or License Rights. There is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights or License Rights by the Company or the Subsidiary or any employee or former employee of the Company or the Subsidiary during the period of their employment. No Commercial Software Right or License Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by the Company or the Subsidiary.

     2.12  Agreements, Contracts and Commitments.  Except as disclosed in
           -------------------------------------
Section 2.12 to the Company Disclosure Letter, neither the Company nor the Subsidiary has and neither is a party to:

          (a)  any collective bargaining agreements;

          (b) any employment, severance or other agreement pursuant to which the Company or the Subsidiary has or may under any circumstances have an obligation to make severance payments in an aggregate amount of in excess of $25,000;

          (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Company or the Subsidiary, as the case may be, on 30 days' or less notice without liability, except to the extent general principles of wrongful termination law may limit the Company's or the Subsidiary's ability to terminate employees at will;

          (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated (including the lapsing of repurchase rights under restricted stock purchase agreements), by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (f)  any fidelity or surety bond or completion bond;

          (g) any lease of personal property having a value individually in excess of $50,000;

          (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business;

          (i) except to the extent that non-disclosure agreements entered into in the ordinary course of business prohibit the use of information deemed to be confidential, any agreement, contract or commitment containing any covenant limiting the freedom of the Company or the Subsidiary to engage in any line of business or compete with any person;

          (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000;

          (k) any agreement, contract or commitment providing for the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

          (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $50,000 or more;

          (n)  any construction contracts;

          (o) any distribution, joint marketing or development agreement, other than non-exclusive end user, distributor and reseller software license agreements entered into in the ordinary course of business and substantially in the Company's (or the Subsidiary's) standard form previously provided to the Parent;

          (p) any other agreement, contract or commitment pursuant to which the aggregate payments to become due from or to the Company equal or exceeds $50,000 and is not cancelable without penalty upon 30 days' or less notice or

          (q) any agreement which is otherwise material to the Company's business.

     Neither the Company nor the Subsidiary has breached, or received any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment listed or identified in Section 2.12 to the Company Disclosure Letter in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment listed or identified in the Company Disclosure Letter (under any section or subsection thereof) is in full force and effect and, to the best of the Company's or the Subsidiary's knowledge, as the case may be, is a legal, binding and enforceable obligation for or against the Company or the Subsidiary and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which the Company or the Subsidiary has knowledge by any party obligated to the Company or the Subsidiary pursuant thereto.

     2.13  Interested Party Transactions.  Except as disclosed in Section 2.13
           -----------------------------
of the Company Disclosure Letter, no Affiliate (as defined in Section 5.8) of the Company or the Subsidiary has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company or the Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, the Company or the Subsidiary, any goods or services, or
(iii) a beneficial interest in any contract or agreement required to be set forth in Section 2.12 of the Company Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

     2.14  Governmental Authorization.  Section 2.14 of the Company Disclosure
           --------------------------
Letter sets forth a true, correct and complete list of each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company or the Subsidiary (i) pursuant to which the Company or the Subsidiary currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business as currently conducted or as proposed to be conducted or the holding of any such interest (herein collectively referred to as "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all material authorizations required to permit the Company or the Subsidiary to operate or conduct its business or hold any interest in its properties.

     2.15  Litigation.  Section 2.15 of the Company Disclosure Letter sets forth
           ----------
a true, correct and complete list of all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to the Company's or the Subsidiary's knowledge, threatened or which the Company or the Subsidiary reasonably expects will ultimately be threatened or commenced against the Company or the Subsidiary. None of such suits, actions, proceedings, investigations or claims seeks to prevent the consummation of the Merger. There is no judgment, decree or order enjoining the Company or the Subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of the Company or the Subsidiary as currently conducted or as proposed to be conducted. Section 2.15 of the Company Disclosure Letter sets forth a true, correct and complete list of all suits and legal actions initiated by the Company or the Subsidiary.

     2.16  Accounts Receivable.  All receivables of the Company and the
           -------------------
Subsidiary arose in the ordinary course of business at the aggregate amounts thereof, and are carried at values determined in accordance with generally accepted accounting principles consistently applied. To the knowledge of the Company and the Subsidiary, none of the receivables of the Company is subject to any claim of offset, recoupment, setoff or counterclaim and, to the knowledge of the Company and the Subsidiary, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. Except as set forth in Section 2.16 of the Company Disclosure Letter, no receivables are contingent upon the performance by the Company or the Subsidiary of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

     2.17  Minute Books.  The minute books of the Company and the Subsidiary
           ------------
made available to counsel for Parent contain complete and accurate minutes of all meetings of directors (and any committee thereof) and stockholders or actions by written consent since the time of incorporation of the Company and the Subsidiary.

     2.18  Environmental.
           -------------

           (a)  Hazardous Material. No material amount of any substance that is
                ------------------
regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a direct result of the actions of the Company or the Subsidiary (excluding failure of the Company or the Subsidiary to remediate the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of Company Property (as hereinafter defined) of which presence the Company or the Subsidiary does not have knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or the Subsidiary has at any time owned, operated, occupied or leased (collectively, "Company Property"). Neither the Company nor the Subsidiary knows of the presence of any Hazardous Material in, on or under any Company Property.

           (b)  Hazardous Materials Activities. Neither the Company nor the
                ------------------------------
Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or the Subsidiary disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

           (c)  Permits. The Company and the Subsidiary currently holds no
                -------
environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the Company's or the Subsidiary's Hazardous Material Activities, if any, or other activity or business of the Company or the Subsidiary as the same are currently being conducted.

     2.19  Labor Matters.  Neither the Company nor the Subsidiary has received
           -------------
any notice from any Governmental Entity, and to the knowledge of the Company or the Subsidiary, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company or the Subsidiary is a party or involving the Company or the Subsidiary, and there is neither pending nor, to the knowledge of the Company or the Subsidiary, threatened any investigation or hearing concerning the Company or the Subsidiary arising out of or based upon any currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health employment practices. There are no pending claims against the Company or the Subsidiary under any workers compensation plan or policy or for long term disability. Section 2.19 of the Company

Disclosure Letter sets forth a true, correct and complete list of all current employees of the Company and the Subsidiary and their current salary and vacation accruals.

     2.20  Insurance.  Section 2.20 of the Company Disclosure Letter sets forth
           ---------
a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of the Company and the Subsidiary and all claims made under any insurance policy since the respective date of incorporation of each. There is no claim by the Company or the Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and the Subsidiary is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Subsidiary. Neither the Company nor the Subsidiary has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.21  Compliance With Laws.  The Company and the Subsidiary have complied
           --------------------
in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

     2.22  Complete Copies of Materials.  The Company has delivered or made
           ----------------------------
available true and complete copies of each document concerning the Company and the Subsidiary (or summaries of same that are accurate and complete in all material respects) which has been requested by Parent or its counsel.

     2.23  Employee Benefit Plans.  Section 2.23(a) of the Company Disclosure
           ----------------------
Letter sets forth a true, correct and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or the Subsidiary or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code (together, the "Employee Plans"), and a copy of each Employee Plan has been provided to Parent.

           (a) The Company has identified to Parent all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or the Subsidiary or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, (together, the "Employee Plans").

          (i) (A) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

               (B) All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and each of the Company and the Subsidiary has performed all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

               (C) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS, has pending before the IRS an application for such determination letter for each such Employee Plan or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

               (D) No Employee Plan is or within the prior six (6) years has been subject to, and neither the Company nor the Subsidiary has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

               (E) Nothing in any Employee Plan precludes or interferes with Parent's ability to cause the Company nor the Subsidiary to terminate (or consolidate, at Parent's option) any Employee Plan after the Closing.

          (ii) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

               (A) Any act or omission by the Company nor the Subsidiary constituting a violation of Section 402, 403, 404 or 405 of ERISA;

               (B) Any act or omission by the Company nor the Subsidiary which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by
Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

               (C) Any act or omission by the Company nor the Subsidiary constituting a violation of Section 503, 510 or 511 of ERISA.

               (D) Any act or omission by the Company or the Subsidiary which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code; or

                 (E)  Any failure to file any Forms 5500 in a timely manner.

           (iii) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company or the Subsidiary or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the Financial Statements. All accruals thereon (including, where appropriate) proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company or the Subsidiary with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the nine month period ended September 30, 1999.

           (iv) The Company and the Subsidiary has furnished to Parent or its counsel complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

     2.24  No Commitments Regarding Future Products.  Neither the Company nor
           ----------------------------------------
the Subsidiary has made any legally binding commitments to any recipients of its personal computers or to any of its advertisers regarding future enhancements to the personal computers distributed by the Company or the Subsidiary or regarding the software installed by the Company thereon. Neither the Company nor the Subsidiary has received material complaints from customers about its services and software that are currently outstanding. The only products of the Company and the Subsidiary consist of software installed in computers distributed by the Company and internet services provided by the Company.

     2.25  Third Party Consents.  Except as set forth in Section 2.25 to the
           --------------------
Company Disclosure Letter, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

     2.26  Brokers' and Finders' Fees.  Neither the Company nor the Subsidiary
           --------------------------
have incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     The Parent and Merger Sub represent and warrant to the Company, subject to such qualifications and exceptions as are set forth in a disclosure letter delivered prior to the date hereof (which disclosure letter shall specifically identify the sections or subsections which are qualified by the information set forth therein) signed by the Parent and Merger Sub and acknowledged by the Company (the "Parent Disclosure Letter"), as follows:

     3.1  Organization, Standing and Power.  Each of Parent and Merger Sub is a
          --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Merger Sub, as amended to date, to the Company or its counsel.

     3.2  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 250,000,000 shares of Parent Common Stock, with a par value of $0.0000125 per share, of which 78,019,538 shares were issued and outstanding as of the date hereof, and 50,000,000 shares of Preferred Stock with a par value of $0.01 per share, 25,000,000 of which are designated as Series A Preferred Shares, 24,279,369 of which are issued or outstanding as of the date hereof The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares (x) have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, (y) except as set forth in Section 3.2 of the Parent Disclosure Letter, are not subject to any preemptive rights or rights of first refusal and
(z) and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. All outstanding shares of Parent Common Stock and all outstanding options or other rights to purchase Parent Common Stock have been issued in compliance with all federal and state securities laws. Parent has also reserved (i) 3,200,000 options to purchase shares of Common Stock issuable to employees and consultants pursuant to the Parent's 1998 Stock Option Plan, none of which have been exercised, and 457,097? shares are subject to outstanding unexercised options pursuant to such plan. Except as set forth in Section 3.2 of the Parent Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.2 of the Parent Disclosure Letter, there are no registration rights and, to the Parent's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of stock of Parent or with respect to any equity security or other ownership interest of any of its subsidiaries.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable, and free of, and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent prior to the Merger is a party or by which prior to the Merger it is bound.

     3.3  Authority.  Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of, any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) except as set forth in Section 3.3 of the Parent Disclosure Letter, result in any breach of or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under any mortgage, indenture, lease, contract or other agreement or instrument, to which Parent is a party or by which it or any of its properties or assets are bound or (iii) conflict or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or the properties or assets of Parent, except, in the case of clauses (ii) and
(iii) for breaches, defaults, conflicts or violations which individually or in the aggregate would not have a Material Adverse Effect on the Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country and the HSR Act and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Parent or Merger Sub.

     3.4  Parent Financial Statements.  The Parent commenced operations in
          ---------------------------
September 1998. The Parent has furnished to the Company a true, correct and complete copy of the Parent's audited financial statements (balance sheets, income statements and statements of cash flow) as of and for the fiscal year ending December 31, 1998 and the Parent's unaudited financial statements for the nine months ended September 30, 1999 (collectively, the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited financial statements for the nine months ended September 30, 1999 do not contain the notes necessary to be in accordance with generally accepted accounting principles). The Parent Financial Statements present fairly the financial condition and operating results of the Parent as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in the aggregate. There has been no material change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

     3.5  Broker's and Finders' Fees.  Parent has not incurred, and will not
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

     3.6  No Material Adverse Change.  Except as disclosed in Section 3.6 of the
          --------------------------
Parent Disclosure Letter, since September 30, 1999, Parent has conducted its business in the ordinary course and there has not occurred or arisen: (i) any material adverse change in the business, assets (including intangible assets), liabilities, financial condition, or results of operations of Parent and its subsidiaries, taken as a whole; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of Parent; (iv) any declaration, setting aside or payment of any dividend or distribution (other than in capital stock) in respect of any of its capital stock; (v) any write-off of assets aggregating more than $5,000,000 in excess of reserves; or (vi) except in the ordinary course of business, any sale of a material amount of property of Parent.

     3.7  Litigation.  Except as set forth in Section 3.7 of the Parent
          ----------
Disclosure Letter, there is no action, suit, proceeding or investigation pending or currently threatened against the Parent or the Merger Sub that seeks to prevent the consummation of the Merger, or the right of the Company or the Merger Sub to enter into any such agreement or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Parent or Merger Sub. Except as set forth in Section 3.7 of the Parent Disclosure Letter, there is no action, suit, proceeding or investigation by the Company currently pending or that the Company presently intends to initiate. Except as set forth in Section 3.7 of the Parent Disclosure Letter, neither the Parent nor Merger Sub is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     3.8  Title to Property and Assets.  Each of the Parent and Merger Sub has
          ----------------------------
good and valid title to all property and assets owned by it and used in its business, free and clear of all mortgages, liens, loans and other encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair ownership or use of such property or assets. Each of the Parent and Merger Sub has, to the best of its knowledge good and valid leasehold interests in all property and assets leased by it, free and clear of material liens, claims or encumbrances, and is in compliance in all material respects with all such leases.

     3.9  Material Contracts and Other Commitments.  Except as set forth in
          ----------------------------------------
Section 3.9 of the Parent Disclosure Letter and except for agreements explicitly contemplated hereby (the "Contracts"), there are no agreements, instruments or
                          ---------
contracts to which the Parent or Merger Sub is a party or by which it is bound and which are material to the Parent's and Merger Sub's business, other than (i) contracts for the purchase of supplies and services entered into in the ordinary course of business and which do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business and (iii) contracts terminable at will by the Parent or Merger Sub, as the case may be, on no more than thirty (30) days notice without cost or liability to the Parent or Merger Sub, as the case may be, and that are not material to the conduct of the Company's or Merger Sub's business. All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Parent or Merger Sub, as the case may be, in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

     3.10 Proprietary Rights.  Except as set forth in Section 3.10 of the
          ------------------
Parent Disclosure Letter, the Parent owns, has exclusively licensed or otherwise possesses all trademarks, trade names, patents, copyrights and other intellectual property rights material to its business and necessary to conduct its business as now being conducted and as planned to be conducted, without any known conflict with or infringement upon any valid patent rights or any conflict with any other intellectual property rights of others. Each of the Parent's registered patents, trademarks, and copyrights is listed in Section 3.10 of the Parent Disclosure Letter. Except as set forth in Section 3.10 of the Parent Disclosure Letter, the Parent has not received any notice of any claims, nor, to the knowledge of Parent, are there any threatened claims, alleging that the Parent has infringed upon or is in conflict with the asserted rights of others. The Parent has certain trade secrets, including know-how, computer software programs and other proprietary data (the "Proprietary Information") used, or proposed to be used, in the development, manufacture and sale of its products. The Parent has the right to use the Proprietary Information, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company.

     3.11 No Conflict of Interest. The Parent is not indebted, directly or
          -----------------------
indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Parent's knowledge, none of the Parent's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Parent (other than in connection with purchases of the Parent's stock) or, except as set forth in Section 3.11 of the Parent Disclosure Letter, have any direct or indirect ownership interest in any firm or corporation with which the Parent is affiliated or with which the Parent has a business relationship, or any firm or corporation which competes with the Parent except that officers, directors and/or stockholders of the Parent may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Parent. To the Parent's knowledge, except as set forth in Section 3.11 of the Parent Disclosure Letter, none of the Parent's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Parent. The Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.12 Employee Benefit Plans. The Parent has the "Employee Benefit Plans"
          ----------------------
(as such term is defined in the Employee Retirement Income Security Act of 1974) listed in Section 3.12 of the Parent Disclosure Letter. Merger Sub has no Employee Benefit Plans. To the knowledge of Parent, all of its Employee Benefit Plans are in compliance with applicable laws in all material respects.

     3.13 Tax Returns and Payments. The Parent has filed all Returns as required
          -------------------------
by law. These Returns are true and correct in all material respects and were filed within the applicable periods for such filings, taking into account extensions. The Parent has paid all material Taxes due. The Parent has established adequate reserves in accordance with US generally accepted accounting principles (net of estimated tax payments already made) for the payment of all material Taxes payable in respect of the period subsequent to the last periods covered by such Returns. There is no pending dispute with any taxing authority relating to any of such Returns and the Parent has not received notice of any proposed liability for any material Taxes to be imposed upon the properties or assets of the Parent. No deficiencies for any material Taxes are currently assessed against the Parent, and no Returns of the Parent have ever been audited, and, to the knowledge of the Parent, there is no such audit pending or threatened. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Parent other than for Taxes not yet due and payable. The Parent has sought an extension on its federal income tax return for the most recently ended fiscal year and pursuant to such extension, no Taxes are presently due thereunder.

     3.14 Labor Agreements and Actions. The Parent is not bound by or subject to
          ----------------------------
(and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Parent, has sought to represent any of the employees, representatives or agents of the Parent. There is no strike or other labor dispute involving the Parent pending, or to the knowledge of the Parent threatened, which could have a Material Adverse Effect on the Parent, nor is the Parent aware of any labor organization activity involving its employees. To its knowledge, the Parent is in compliance in all material respects with all applicable state and federal equal employment opportunity laws and regulations and with other laws and regulations related to employment, labor, terms and conditions of employment, and wages and hours

     3.15 Permits. To the Parent's knowledge, the Parent has all franchises,
          -------
permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect on the Parent. The Parent is not in default in any material respect under any of such franchises, permits, licenses or other similar authority and, to the knowledge of the Parent, no suspension or cancellation of any of them is threatened.

     3.16 Corporate Documents. The Certificate of Incorporation and Bylaws of
          -------------------
each of Parent and Merger Sub are in the form provided to counsel for the Company. The copy of the minute books of the Parent provided to the Company's counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

     3.17 Insurance. The Parent has obtained and will maintain, fire and
          ---------
casualty insurance policies with coverage sufficient in amount (subject to reasonable deductibles) to allow it to repair or replace its properties that might be damaged or destroyed.

     3.18 Year 2000 Compatibility. To the knowledge of the Parent, all of the
          -----------------------
Parent's products and all of the Parent's equipment necessary for the operation of the business as conducted and as proposed to be conducted, that record, store, process and calculate and present calendar dates, or calculate any information dependent on or relating to such dates, will operate on and after January 1, 2000 without error caused by date data that represents or references different centuries or more than one century (collectively "Year 2000 Compliant"). To the knowledge of the Parent, all of such Parent products and equipment will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Except as set forth in
Section 3.18 of the Parent Disclosure Letter, to the knowledge of the Parent, all of the Parent's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

     3.19 Customers and Suppliers. No customer or supplier that was significant
          -----------------------
to the Parent during the period covered by the Financial Statements or that has been significant to the Parent thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from, or provision of such products or services to, the Parent.

     3.20 Complete Copies of Materials. The Parent has delivered or made
          ----------------------------
available true and complete copies of each document concerning the Parent (or summaries of such documents that are accurate and complete in all material respects) that have been requested by the Company or its counsel.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause the Subsidiary to, (except to the extent that Parent shall otherwise consent in writing) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's and the Subsidiary's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. The Company and the Subsidiary shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company which could have a Material Adverse Effect on the Company or the Subsidiary. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, neither the Company nor the Subsidiary shall, without the prior written consent of Parent (which shall not be unreasonably withheld):

          (a) Do any act or thing which will or could reasonably be expected to have the effect of accelerating, amending or changing the period of exercisability of options or restricted stock granted under the employee stock plans of the Company or the Subsidiary (including restricted stock purchase agreements);

          (b) Enter into any agreement, letter of intent, commitment or transaction to be performed over a period longer than six months in duration or to purchase or agree to purchase capital assets aggregating in excess of $50,000;

          (c) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (x) payments made pursuant to standard written agreements in effect on the date hereof and as disclosed in
Section 2.12(b) of the Company Disclosure Letter or (y) in the case of employees who do not have standard written agreements, payments of up to one month's salary;

          (d) Except for licenses granted to end-users pursuant to the Company's standard license agreements, transfer to any person or entity any rights to the Company's Intellectual Property Rights;

          (e) Except for agreements (or amendments thereof) with advertisers entered into in the ordinary course of business consistent with practice, enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any products of the Company;

          (f) Violate in any respect that might adversely affect the Company's rights or obligations under, or amend or otherwise modify the terms of any of the contracts or agreements required to be listed in the Company Disclosure Letter;

          (g) Commence any litigation;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or options to acquire capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or the Subsidiary, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options to acquire capital stock except repurchases of stock from former employees, directors and consultants in accordance with agreements in effect on the date of the Agreement providing for the repurchase of shares at cost in connection with any termination of service to the Company or the Subsidiary;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of the Company Common Stock upon the exercise of options disclosed in Section 2.2 of the Company Disclosure Letter pursuant to the conversion of Company Preferred Stock;

          (j) Cause or permit any amendments to the Certificate of Incorporation or Bylaws of either, other than as contemplated in Section 2.2;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or the Subsidiary;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company or the Subsidiary, other than in the ordinary course of business and consistent with past practice;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, except with respect to an existing lease line in an amount not more than $25,000;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past business practices;

          (p) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or constituting a trade payable or operating expense incurred in the ordinary course of business consistent with past practices since the last date of the Company Financial Statements or otherwise permitted to be incurred pursuant to this Section 4.1;

          (q) Make or change any election in respect of Taxes which would have a Material Adverse Effect on the Company, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return other than as may be required by law (provided that the Parent is given at least five business days prior written notice of such filing), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Take or permit any action which would result in any share of Company Preferred Series A Stock or Company Preferred Series B Stock being convertible into more or less than one share of Company Common Stock; or

          (s) Take, or agree in writing (whether by agreement, letter of intent or otherwise) to take, any of the actions described in Sections 4.1(a) through
(r) above, or any action which would make any of the representations, warranties or covenants of the Company or the Subsidiary contained in this Agreement untrue or incorrect or prevent the Company or the Subsidiary from performing or cause the Company or the Subsidiary not to perform its covenants hereunder.

     4.2  No Solicitation.  Prior to the Effective Time, neither the Company nor
          ---------------
the Subsidiary will (nor will the Company or the Subsidiary permit any of the Company's officers, directors, stockholders affiliated with any officer or director or the Company's or the Subsidiary's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees:

          (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's or the Subsidiary's business and properties or to purchase or acquire any capital stock of the Company or the Subsidiary whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition");

          (b) except as required by law, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors or existing lenders, lessors or customers under existing contractual arrangements concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, or

          (c) assist or cooperate with any person to make any proposal to purchase more than ten percent (10%) of the Company's capital stock or assets, other than licensing of software or sale of products or services in the ordinary course of business.

     In the event the Company or the Subsidiary shall receive any such offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately inform Parent as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information with respect to such offer or proposal it may reasonably request.

     4.3  Conduct of Business of Parent.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Parent agrees (except to the extent that the Company shall otherwise consent in writing), that Parent shall promptly notify the Company of any event or occurrence or emergency which is not in the ordinary course of business of Parent and which is material and adverse to the business of Parent. Without limiting the generality of the foregoing, Parent shall not without the prior consent of the Company (i) amend its Certificate of Incorporation in any manner which would materially adversely affect the rights of holders of Parent Common Stock, except as contemplated with respect to the Parent Preferred Stock, (ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance or proposed issuance of shares of its capital stock or options to purchase shares of its capital stock (A) in connection with a proposed business combination involving consideration having a value not in excess of $10,000,000, (B) in connection with privately negotiated sales of stock having a value of not in excess of $10,000,000 pursuant to corporate partnering arrangements or (C) pursuant to stock option grants or exercises or other employee stock benefit plans, (iii) declare or pay any cash dividends or make any other cash distributions in respect of any of its capital stock, or repurchase or otherwise acquire, directly or indirectly any shares of its capital stock (other than in connection with the repurchase of stock at cost from terminated employees in accordance with Restricted Stock Purchase (or like) Agreements in effect on the date hereof), (iv) write-off any of its assets aggregating more than $5,000,000 in excess of reserves, or (v) enter into any agreement requiring the Parent to do any of the foregoing (other than as contemplated by this Agreement).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Stockholder Approval.  The Company will duly call and hold a meeting
          --------------------
of, or obtain a written consent from, its stockholders for the purpose of approving the Merger and the other matters and transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement and the Merger Agreement, and in connection therewith will comply fully with the pertinent provisions of the applicable state laws relating to the calling and holding of such meetings of stockholders for such purpose. The Company shall use its best efforts to solicit from stockholders of the Company proxies or a written consent in favor of the Merger and such other matters and transactions and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to effect the Merger and such other matters and transactions.

          (a) The Company shall cause to be prepared and filed with the Secretary of State of the State of Delaware prior to the Effective Time an amendment to the Amended and Restated Certificate of Incorporation of the Company filed on March 30, 1999 (the "Amended and Restated Certificate") to provide that the Merger and the other transactions contemplated hereby shall not constitute a liquidating event, as discussed in Section 2(c) of Article Four of the Amended and Restated Certificate, giving rise to liquidating distributions under Section 2(a) thereof. The Stockholder approval obtained under Section 5.1(a) hereof shall include stockholder approval of such amendment to the Restated Certificate (the "Company Charter Amendment").

     5.2  Access to Information.
          ---------------------

          (a) The Company and Subsidiary shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's and the Subsidiary's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company and the Subsidiary as Parent may reasonably request; provided, however, that such access and disclosure will not be afforded if it would violate the terms of any agreement to which the Company or the Subsidiary is bound. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements of the Company and the Subsidiary promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 (a) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The Parent shall afford the Company and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Parent's properties, books, contracts, commitments and records and (b) all other information concerning business, properties and personnel as the Parent may reasonably request; provided, however that such access and disclosure will not be afforded if it would violate the terms of any agreement to which the Parent is bound. No information or knowledge obtained in any investigation pursuant to this Section 5.2(b) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Confidentiality.  The parties acknowledge that Parent and the Company
          ---------------
have previously executed a letter agreement regarding confidential information dated October 18, 1999, between the Parent and the Company (the "Confidentiality Agreement") which agreement shall continue in effect in accordance with its terms. Parent and Merger Sub will hold and will cause their consultants and advisers to hold in confidence all documents and information furnished to them by or on behalf of the Company or the Subsidiary in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement. The Company will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement pursuant to the terms of Confidentiality Agreement.

          (a) Notwithstanding anything to the contrary contained in such Agreement, the Company shall not disclose any information concerning Parent to any of its stockholders unless it shall have first obtained the written consent of Parent to such disclosure, which consent shall not be unreasonably withheld but shall be withheld: (i) if the shareholder recipient shall not sign a Nondisclosure Agreement with Parent prior to any such disclosure; or (ii) with respect to any Company shareholder who, in Parent's sole discretion, has a conflict of interest or interest competing with that of Parent. Without limiting the generality of the foregoing, a Company shareholder shall be deemed to have a conflict of interest with Parent if it (or any Affiliate of it) is involved in litigation with Parent (or any Affiliate) or if one of its major businesses (or one of the major businesses of any of its Affiliates) competes with a major business of Parent, the Company or the Subsidiary.

     5.4  Expenses.  In the event the Merger is not consummated, and except as
          --------
otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such cost or expense. In the event the Merger is consummated, the Parent shall pay the reasonable costs and expenses of the Company and the Subsidiary incurred in connection with this Agreement.

     5.5  Public Disclosure.  Parent and Merger Sub, on the one hand, and the
          -----------------
Company (on behalf of it and the Subsidiary on the other, each agree to consult with the other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and agree that they shall not issue any press release or make any such public statement prior to such consultation except as may be required by applicable law.

     5.6  Consents.  The Company shall promptly apply for or otherwise seek, and
          --------
use its best efforts to obtain, all consents and approvals required to be obtained by it or its shareholders for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. The Company Disclosure letter lists in Section 5.6 all such agreements, contracts, licenses or leases which terminate by their terms, or provide for termination at the election of the other party thereto, upon the Merger or the consummation of the transactions contemplated hereby.

     5.7  FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.8  Blue Sky Laws.  Parent shall use its best efforts to comply with the
          -------------
securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Stock and Warrants pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Stock and Warrants pursuant hereto.

     5.9  Best Efforts; Additional Documents and Further Assurances.  Each of
          ---------------------------------------------------------
the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.10 Stock Options
          -------------

          (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Company's Stock Option Plans, whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company's Stock Option Plans pursuant to which such Company Option was issued and as provided in the respective option agreements immediately prior to the Effective Time, except that:

               (i) such Company Option will be exercisable for (x) that number of whole shares of Parent Common Stock (rounded down to the nearest whole number of shares of Parent Common Stock) equal to the product of (1) 0.7 multiplied by the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio, and (y) a Warrant to purchase a number of Whole Shares of Parent Common Stock (rounded down to the nearest whole number of shares of Parent Common Stock) equal to the product of (1) 0.3 multiplied by the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio; and

               (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, all in accordance with the rules of Section 424(a) of the Code, and the regulations promulgated thereunder, and such rules shall apply even with respect to options that are not "incentive stock options" (within the meaning of Section 424 of the Code).

          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options, appropriate notices regarding the assumption of the Company Stock Options by Parent and stating that (x) the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.10 after giving effect to the Merger); and (y) the expiration date of the Warrants to be issued upon exercise of such holder's Company Stock Options shall be extended, if such optionee so elects, to the dates which are, in the case of each Warrant or portion thereof, one month following the vesting date of each Company Stock Option exchanged therefore.

          (c) Parent shall comply with the terms of the Company Stock Option Plans (subject to the adjustments required by this Section 5.10 after giving effect to the Merger and to the amendments in employment agreements to be agreed, as set forth below) and shall use its reasonable efforts to ensure, to the extent required by and subject to the provisions of such plans, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

          (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Agreement. Parent shall use reasonable efforts to amend each option agreement under the Company's Stock Option Plans as promptly as practicable after the Effective Time in accordance with the foregoing.

     5.11 Employment Contracts with Key Employees.  The Parent and the Company
          ---------------------------------------
shall use reasonable efforts to mutually agree on or before December 3, 1999 as to the titles, compensation, benefits, option and other employment terms to be offered by the Parent to each Key Employee of the Company listed on Schedule
                                                                    --------
5.11 hereto (the "Key Employees"). Promptly after signature of this Agreement,
----
Parent shall negotiate with each Key Employee as to the terms of such Key Employee's employment by the Parent or the Company after the Effective Time so as to be able to enter into an employment agreement with each such Key Employee (each, an "Employment Agreement") on or prior to the Effective Time. Without limiting the generality of the foregoing, each Employment Agreement shall address the number, exercise price and vesting schedule of Parent stock options issuable to the Key Employee party thereto at the same time as the waiver, to the extent agreed, of the acceleration upon a change of control currently characterizing such Key Employee's options in the Company.

     5.12 Rights Agreement.  The holders of at least 90% of Company Common
          ----------------
Stock, 100% of Company Series A Preferred Stock and 80% of Company Series B Preferred Stock shall enter into the Rights Agreement and, pursuant thereto, will be granted registration rights with respect to the Parent Common Stock issued in connection with the Merger, or issuable upon conversion of Company Preferred Stock. The Rights Agreement shall include a voting agreement in form and substance reasonably satisfactory to Parent.

     5.13 Severance Policies; Benefit Plans.  The employees of the Company
          ---------------------------------
shall be covered by the severance policies of Parent, as amended from time to time (but only to the extent that such employees agree that such policies will be in lieu of any such policies or agreements providing for severance payments of the Company existing prior to the Effective Time). For purposes of such severance policies and, to the extent permitted by law and Parent's employee benefit plans, under such plans, employees will be credited for years of service with the Company for periods prior to the Effective Time. In addition, for purposes of Parent's severance policies, to the extent applicable in accordance with the first sentence of this
Section 5.13, in the event any Company employee terminates employment as a consequence of being required by the Surviving Corporation or Parent to change his place of residence as a condition to continued employment, such termination shall be treated as termination by the Company without cause.

     5.14 Updated Information Regarding the Company and the Subsidiary.
          ------------------------------------------------------------
Immediately prior to the Effective Time, the Company shall furnish to Parent true, correct and complete information (the "Company Update") with respect to all of the matters covered by Article II of this Agreement and by the Company Disclosure Letter updated through the delivery of such information, which information shall be certified by the President and Chief Financial Officer of the Company on behalf of the Company, and shall be in such detail as Parent shall reasonably request. The certificate and information delivered pursuant to this Section 5.14 shall be deemed for all purposes of this Agreement to be representations and warranties made pursuant to this Agreement to the same extent as if set forth herein.

     5.15 Updated Information Regarding Parent.  Immediately prior to the
          ------------------------------------
Effective Time, the Parent shall furnish to the Company true, correct and complete information (the "Parent Update") with respect to all of the matters covered by Article III of this Agreement and the Parent Disclosure Letter updated through the delivery of such information, which information shall be certified by the President and Chief Financial Officer of Parent on behalf of Parent, and shall be in such detail as the Company shall reasonably request. The certificate and information delivered pursuant to this Section 5.15 shall be deemed for all purposes of this Agreement to be representations and warranties made pursuant to this Agreement to the same extent as if set forth herein.

     5.16 Amendment to Parent's Charter.  The Parent shall cause to be prepared
          -----------------------------
and filed with the Secretary of State of the State of Delaware prior to the Effective Time an amendment to the Parent's Certificate of Incorporation providing for the creation of the Parent Preferred Series B Stock and the Parent Preferred Series C Stock in accordance with the terms set forth on Exhibit E attached hereto (the "Parent Charter Amendment").

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER


     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval. This Agreement and the Merger and other
               --------------------
transactions contemplated hereby, taken together, shall have been approved and adopted by the requisite votes of the stockholders of the Company.

          (b)  No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or limiting or restricting the operation of the business of the Company or the Subsidiary following the Merger shall be in effect; nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c)  Approval. Any waiting period applicable to the Merger under the
               --------
HSR Act shall have terminated or expired and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received.

          (d)  Securities Laws. Parent shall have secured all necessary permits
               ---------------
or qualifications under, or be satisfied as to the availability of exemptions from, all applicable securities laws. In connection therewith, Parent shall have received such representation letters from the holders of Company Stock as Parent shall reasonably request.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company (provided, that unless the Parent otherwise consents, the condition set forth in Section 6.2(d) may only be waived with the consent of the holders of at least 75% of the shares of the Company Common Stock and Company Preferred Stock, voting together as a single class):

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Rights Agreement. The Rights Agreement shall have been executed
               ----------------
on behalf of Parent by Parent's Chief Executive Officer or its Chief Financial Officer.

          (c)  Parent Charter Amendment. The Parent Charter Amendment shall have
               ------------------------
been filed with the Secretary of State of the State of Delaware.

          (d)  Tax Opinions. The Company shall have received a written opinion
               ------------
of Gibson, Dunn & Crutcher LLP, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code; and
(ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion counsel shall be entitled to rely on reasonable assumptions and representations of Parent and the Company and certain stockholders of the Company in the form set forth as Exhibits F-A, F-B and F-C hereto, respectively.

          (e)  No Material Adverse Changes. There shall not have occurred (and
               ---------------------------
the Parent Update shall not disclose) any material adverse change in the business, properties, liabilities, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

          (f)  Certificate of Parent. The Company shall have received from the
               ---------------------
Parent a certificate executed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the effect that, as of the Effective Time, the conditions set forth in Sections 6.3 (a) and (f) have been satisfied.

          (g)  Employment Agreements. Parent shall have entered into an
               ---------------------
Employment Agreement with each Key Employee on terms consistent with those identified pursuant to Section 5.11.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Employee Agreements. Each Key Employee shall have entered into an
               -------------------
Employment Agreement on terms consistent with those identified pursuant to
Section 5.11.

          (c)  Third Party Consents. The Company shall have obtained the
               --------------------
consents listed in Section 6.3(c) of the Company Disclosure Letter.

          (d)  Rights Agreements. The holders of at least 90% of Company Common
               -----------------
Stock, 100% of Company Series A Preferred Stock and 80% of Company Series B Preferred Stock shall have executed a counterpart of the Rights Agreement. The FreePC, Inc. Amended and Restated Investor Rights Agreement effective as of March 31, 1999 shall have been terminated in all respects in accordance with its terms by the Company and substantially all of the other parties thereto.

          (e)  Company Charter Amendment. The Company Charter Amendment shall
               -------------------------
have been filed with the Secretary of State for the State of Delaware.

          (f)  No Material Adverse Changes. There shall not have occurred (and
               ---------------------------
the Company Update shall not disclose) any material adverse change in the business, properties, liabilities, results of operations or financial condition of the Company or the Subsidiary, taken as a whole.

          (g)  Certificate of the Company. The Parent shall have received from
               --------------------------
the Company a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the effect that, as of the Effective Time, the conditions set forth in Sections 6.2 (a) and (e) have been satisfied.

          (h)  Dissenters. Holders of not more than 8% of the outstanding
               ----------
Company Common Stock and Company Preferred Stock (calculated on an as converted into Company Common Stock basis) in the aggregate shall have exercised, or shall continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated and the Merger
          -----------
abandoned at any time prior to the Effective Time:

          (a)  by mutual written consent of the Company, Parent and Merger Sub;

          (b) by Parent if (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten (10) business days after written notice to the Company or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's, the Company's or the Surviving Corporation's ownership or operation of all or a material portion of the business of the Company, or compel Parent, the Company or the Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

          (c) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten
(10) days after written notice to Parent;

          (d) by any party hereto if (i) the Closing has not occurred by February 15, 2000; (ii) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iv) if the Company's stockholders do not approve the Merger as contemplated by
Section 5.1.

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     7.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors or stockholders, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     7.3  Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that following approval of the Merger by the stockholders of the Company, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such approval.

     7.4  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

     8.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) provided, however, that notices sent by mail will not be deemed given until received.

          (a)  if to Parent or Merger Sub, to:

               eMachines, Inc.
               14350 Myford Road, Suite 100
               Irvine, California 92606
               Attention:  Chief Executive Officer
               Fax:  (714) 505-5065
               with a copy at the same address to the attention of the General Counsel and with a copy to:

               Wilson, Sonsini, Goodrich & Rosati PC
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  John A. Fore, Esq.
               Fax: (650)-493-6811

          (b)  if to the Company, to:

               FreePC, Inc.
               74 N. Pasadena Avenue, 8/th/ Floor
               Pasadena, California 91103
               Attention:  Chief Executive Officer
               Fax: (626) 396-6301

               with a copy to:

               Gibson Dunn & Crutcher, LLP
               333 South Grand Avenue
               Los Angeles, CA 90071
               Attention: Kenneth M. Doran, Esq.
               Fax: (213)-229-7520

     8.2  Interpretation.  When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4  Miscellaneous.  This Agreement and the documents and instruments and
          -------------
other agreements among the parties hereto including all lists and statements separately certified in writing by the Company or Parent (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement between Parent and the Company, which shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     8.5  Governing Law.  This Agreement shall be governed in all respects,
          -------------
including validity, interpretation and effect, by the laws of the State of California. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California, and further agree that service of documents commencing any suit therein may be made as provided in
Section 8.1.

     8.6  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.7  Nonsurvival of Representations and Warranties.  The representations
          ---------------------------------------------
and warranties of Parent, Acquisition Sub and Company contained in this Agreement shall terminate at the Effective Time and only the covenants that by their terms survive the Effective Time shall survive.

     8.8  Validity.  If any provision of this Agreement or the application
          --------
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     8.9  Descriptive Headings.  The descriptive headings herein are inserted
          --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.10 Specific Performance.  The parties hereby acknowledge and agree that
          --------------------
the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions necessary on its part to consummate the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                    eMACHINES, INC.

                                    By: /s/ Stephen Dukker
                                        ------------------------------------
                                        Chief Executive Officer

                                    FREEPC, INC.

                                    By: /s/ Donald La Vigne
                                        ------------------------------------
                                        Chief Executive Officer

                                    eMACHINES ACQUISITION CORP.

                                    By: /s/ Stephen Dukker
                                        ------------------------------------
                                        Chief Executive Officer